Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1, INCREMENTAL AMENDMENT AND JOINDER AGREEMENT

AMENDMENT NO. 1, INCREMENTAL AMENDMENT AND JOINDER AGREEMENT (this “Agreement”) dated as of February 3, 2014 relating to the Amended and Restated Credit Agreement dated as of April 29, 2011 and amended and restated as of March 6, 2013 (as otherwise heretofore amended or modified, the “Credit Agreement”) among VERINT SYSTEMS INC., a Delaware corporation (the “Company”), the SUBSIDIARY BORROWERS from time to time party thereto, the LENDERS from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

RECITALS:

WHEREAS, the Company has, by notice to the Administrative Agent (the date of such notice, the “Notice Date”), requested Incremental Term Loans in an aggregate principal amount of $300,000,000.

WHEREAS, each of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, Barclays Bank PLC and HSBC Securities (USA) Inc. has agreed to act as a joint lead arranger and joint bookrunner in connection with the Incremental Term Loans (in such capacities, collectively, the “Joint Lead Arrangers”) pursuant to that certain Amended and Restated Commitment Letter dated as of January 10, 2014 (the “Commitment Letter”) entered into in connection herewith.

WHEREAS, each financial institution identified on the signature pages hereto as an “Incremental Term Loan Lender” (each, an “Incremental Term Loan Lender”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of such Incremental Term Loans and to become, if not already, a Lender for all purposes under the Credit Agreement.

The parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein (including in the preamble and recitals hereto) that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby. For the avoidance of doubt, after the Incremental Facility Closing Date (as defined below), any references to “date hereof” or “date of this Agreement” in the Credit Agreement shall continue to refer to March 6, 2013.

SECTION 2. Tranche B Incremental Term Loans. Subject to and upon the terms and conditions set forth herein, each Incremental Term Loan Lender party hereto severally agrees to make, on the Incremental Facility Closing Date, a single loan of term loans (each, a “Tranche B Incremental Term Loan”) in Dollars to the Company in an amount equal to the commitment amount set forth next to such Incremental Term Loan Lender’s name in Schedule 1 hereto under the caption “Tranche B Incremental Term Loan Commitment”. The Tranche B Incremental Term Loans hereunder constitute Term Loans (as defined in the Credit Agreement). The gross proceeds required to be funded by each Incremental Term Loan Lender with respect to its Tranche B Incremental Term Loan shall be equal to 99.75% of the principal amount of such Tranche B Incremental Term Loan.

SECTION 3. Use of Proceeds. The proceeds of the Tranche B Incremental Term Loans shall be used solely: (i) to finance all or a portion of the purchase price for the acquisition (the “Acquisition”) by the Company (or a wholly owned Domestic Subsidiary of the Company), via merger, of Kay Technology Holdings, Inc., a Delaware corporation (the “Target”) and (ii) to pay fees and expenses incurred in connection with the Acquisition, this Agreement and the transactions contemplated hereby.

SECTION 4. Applicable Margin and Interest Period. The “Applicable Margin” for each Tranche B Incremental Term Loan shall be (a) for Eurodollar Loans, 2.75% per annum and (b) for Base Rate Loans, 1.75% per annum.

The Tranche B Incremental Term Loans shall be funded on the Incremental Facility Closing Date as Eurodollar Loans and shall have an initial Interest Period that ends on May 1, 2014 (or such other date as determined by the Company and the Administrative Agent in order to synchronize the Interest Period for the Tranche B Incremental Term Loans with the Interest Period for the loans incurred in connection with the Initial Term Loan Refinancing (as defined below)).

SECTION 5. Repayment of Tranche B Incremental Term Loans; Maturity Date. (a) The Company shall pay to the Administrative Agent, on each Payment Date commencing on the first Payment Date to occur after the Incremental Facility Closing Date, a principal amount of the Tranche B Incremental Term Loans in accordance with Section 2.03 of the Credit Agreement (as amended pursuant to Section 7(d) below).

(b) To the extent not previously paid, all Tranche B Incremental Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date (as defined in the Credit Agreement, as amended hereby).

(c) All such repayments shall be accompanied by accrued interest on the amount repaid and shall be subject to Section 2.19 of the Credit Agreement.

SECTION 6. Prepayments of Tranche B Incremental Term Loans. Notwithstanding anything to the contrary herein or in any other Loan Document, mandatory and optional prepayments of Term Loans (as defined in the Credit Agreement, as amended hereby) under the Loan Documents shall be applied on a pro rata basis between the Tranche B Incremental Term Loans and the Initial Term Loans (as defined in the Credit Agreement, as amended hereby); provided, any such prepayment made on or prior to March 7, 2014 from the proceeds of any Repricing Transaction (the “Initial Term Loan Refinancing”) may, at the option of the Company, be applied solely to prepay the Initial Term Loans (as defined in the Credit Agreement, as amended hereby). For the avoidance of doubt, any such Initial Term Loan Refinancing may be made under the Credit Agreement as an increase in Tranche B Incremental Term Loans.

SECTION 7. Amendments to Credit Agreement. Effective on and as of the Incremental Facility Closing Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following new defined terms in appropriate alphabetical order:

“Incremental Amendment No. 1”: that certain Amendment No. 1, Incremental Amendment and Joinder Agreement dated as of February 3, 2014 among the Company, the other Loan Parties party thereto, the Tranche B Term Loan Lenders party thereto and the Administrative Agent.

“Incremental Facility No. 1 Closing Date”: the “Incremental Facility Closing Date” as defined in the Incremental Amendment No. 1.

“Initial Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make an Initial Term Loan to the Company hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Initial Term Loan Facility”: as defined in the definition of “Facility” in this Section 1.01.

“Initial Term Loan Lender”: each Lender that has an Initial Term Loan Commitment or is the holder of an Initial Term Loan.

“Initial Term Loan Maturity Date”: the day that is six years and six months after the Amendment Effective Date; provided that if such day is not a Business Day, the Initial Term Loan Maturity Date shall be the immediately preceding Business Day.

“Initial Term Loans”: the term loans made by the Lenders to the Company on the Amendment Effective Date. The aggregate amount of the Initial Term Loans as of the Amendment Effective Date was $650,000,000.

“Tranche B Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Company as provided under the Incremental Amendment No. 1 in a principal amount not to exceed the amount set forth under the heading “Tranche B Incremental Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Incremental Amendment No. 1, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Tranche B Term Loan Facility”: as defined in the definition of “Facility” in this Section 1.01.

“Tranche B Term Loan Lender”: each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

“Tranche B Term Loan Maturity Date”: the day that is six years and six months after the Amendment Effective Date; provided that if such day is not a Business Day, the Tranche B Term Loan Maturity Date shall be the immediately preceding Business Day.

“Tranche B Term Loans”: the term loans made by the Lenders to the Company pursuant to the Incremental Amendment No. 1. The aggregate amount of the Tranche B Term Loans as of the Incremental Facility No. 1 Closing Date is $300,000,000.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating each of the definitions of “Adjusted LIBOR Rate”, “Applicable Margin”, “Facility”, “Term Loan”, “Term Loan Commitment”, “Term Loan Facility”, “Term Loan Lender” and “Term Loan Maturity Date”, in each case to read, respectively, as follows:

“Adjusted LIBO Rate”: with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (i) (A) in the case of Initial Term Loans and Revolving Credit Loans, 1.00% per annum and (B) in the case of Tranche B Term Loans, 0.75% per annum and (ii) the product of (x) the LIBO Rate in effect for such Interest Period and (y) Statutory Reserves.

“Applicable Margin”:

(a) in the case of Initial Term Loans and Revolving Credit Loans, for each Type of each such Loan for any day, the rate per annum, based upon the Pricing Level as set forth below as determined on such day:

	Pricing Level	Eurodollar Loan	Base Rate Loan
Initial Term Loans	1	2.75%	1.75%
	2	3.00%	2.00%
Revolving Credit Loans	1	2.75%	1.75%
	2	3.00%	2.00%

Pricing Level 1 shall apply if, as of any day, no Event of Default shall have occurred and be continuing and the Corporate Rating by S&P is BB- (stable outlook) or better and by Moody’s is Ba3 (stable outlook) or better. Pricing Level 2 shall apply if, as of any day, Pricing Level 1 does not apply.

(b) in the case of Tranche B Term Loans, (i) for Tranche B Term Loans that are Eurodollar Loans, 2.75% per annum and (ii) for Tranche B Term Loans that are Base Rate Loans, 1.75% per annum.

“Facility”: each of (a) the Initial Term Loan Commitments and the Initial Term Loans made thereunder (the “Initial Term Loan Facility”), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term Loan Facility”) and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).

“Term Loan”: an Initial Term Loan and/or a Tranche B Term Loan, as the context may require.

“Term Loan Commitment”: the Initial Term Loan Commitment and/or the Tranche B Term Loan Commitment, as the context may require.

“Term Loan Facility” collectively, the Initial Term Loan Facility and the Tranche B Term Loan Facility.

“Term Loan Lender”: a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date”: the Initial Term Loan Maturity Date (in the case of Initial Term Loans) or the Tranche B Term Loan Maturity Date (in the case of Tranche B Term Loans).

(c) Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.01. Term Loan Commitments.

(a) Subject to the terms and conditions hereof, the Initial Term Loan Lenders severally agreed to make Initial Term Loans to the Company on the Amendment Effective Date in an amount for each Initial Term Loan Lender not to exceed the amount of the Initial Term Loan Commitment of such Lender.

(b) Subject to the terms and conditions of the Incremental Amendment No. 1 and hereof, the Tranche B Term Loan Lenders severally agree to make Tranche B Term Loans to the Company on the Incremental Facility No. 1 Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender.

(c) The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.02 and 2.11.”

(d) Section 2.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.03. Repayment of Term Loans. The Company shall pay to the Administrative Agent, (A) in the case of the Initial Term Loans, for the account of the Initial Term Loan Lenders, on each Payment Date commencing with the Payment Date occurring on May 1, 2013, a principal amount of Initial Term Loans equal to 0.25% of the aggregate principal amount of Initial Term Loans made on the Amendment Effective Date and (B) in the case of the Tranche B Term Loans, for the account of the Tranche B Term Loan Lenders, on each Payment Date commencing with the Payment Date occurring on May 1, 2014, a principal amount of Tranche B Term Loans equal to 0.25% of the aggregate principal amount of Tranche B Term Loans made on the Incremental Facility No. 1 Closing Date, in each case of clauses (A) and (B), as such amount may be reduced pursuant to Sections 2.09(b) and 2.10(g). To the extent not previously paid, (i) all Initial Term Loans shall be due and payable on the Initial Term Loan Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date. All repayments made pursuant to this Section 2.03 shall be accompanied by accrued interest on the amount repaid and shall be subject to Section 2.19.”

(e) Section 2.07 of the Credit Agreement is hereby amended:

(i) To amend and restate clause (b) thereof to read as follows:

“(b) The Company agrees to pay to the Administrative Agent for the account of each Initial Term Loan Lender on the Amendment Effective Date an upfront fee equal to 0.50% of such Initial Term Loan Lender’s Initial Term Loan Commitment on such date.”

(ii) To amend and restate clause (d) thereof to read as follows:

“(d) If, (x) in the case of Initial Term Loans, on or prior to the first anniversary of the Amendment Effective Date or (y) in the case of Tranche B Term Loans, on or prior to September 7, 2014, the Company effects a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of (i) each of the Initial Term Loan Lenders in the case of such a Repricing Transaction with respect to Initial Term Loans or (ii) the Tranche B Term Loan Lenders in the case of such a Repricing Transaction with respect to Tranche B Term Loans, (I) in the case of a Repricing Transaction described in clause (a) of the definition thereof, a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of a Repricing Transaction described in clause (b) of the definition thereof, a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

(iii) To add a new clause (f) thereto to read as follows:

“(f) The Company agrees to pay to the Administrative Agent for the account of each Tranche B Term Loan Lender on the Incremental Facility No. 1 Closing Date an upfront fee equal to 0.25% of such Tranche B Term Loan Lender’s Tranche B Term Loan Commitment on such date.”

(f) Section 6.10 of the Credit Agreement is hereby amended and restated to read as follows:

“Section 6.10 Use of Proceeds. The proceeds of the Initial Term Loans shall be used solely to refinance the Existing Debt, to pay related fees and expenses and for working capital and general corporate purposes. The proceeds of the Tranche B Term Loans shall be used for the purposes specified in the Incremental Amendment No. 1. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used for working capital and general corporate purposes.”

SECTION 8. Representations of the Company. The Company represents and warrants to the Administrative Agent and each Incremental Term Loan Lender that:

(a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents will be true and correct in all material respects (except that any representation and warranty that is qualified by materiality will be true and correct in all respects) on and as of the Incremental Facility Closing Date after giving effect hereto, to any extension of credit requested to be made on the Incremental Facility Closing Date and to the consummation of the Acquisition as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct in all material respects (except that any representation and warranty that is qualified by materiality will be true and correct in all respects ) as of such date) (for purposes of this representation and warranty, the reference to “Amendment Effective Date” in Section 4.19 of the Credit Agreement will be deemed to refer to the Incremental Facility Closing Date and such representation shall be made immediately after giving effect to the Tranche B Incremental Term Loans and any other extension of credit made on the Incremental Facility Closing Date);

(b) no Default or Event of Default existed on the Notice Date and no Default or Event of Default will have occurred and be continuing on and as of the Incremental Facility Closing Date after giving effect hereto, to any extension of credit requested to be made on the Incremental Facility Closing Date and to the consummation of the Acquisition;

(c) each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement and under each of the Loan Documents as amended or supplemented hereby to which it is a party and, in the case of the Company, to borrow hereunder in accordance with the terms and conditions hereof and of the Credit Agreement. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each of the Loan Documents as amended or supplemented hereby to which it is a party and, in the case of the Company, to authorize the borrowings on the terms and conditions of this Agreement and of the Credit Agreement. This Agreement has been duly executed and delivered on behalf of each Loan Party that is a party hereto. This Agreement constitutes, and each other Loan Document as amended or supplemented hereby upon execution will constitute (in each case, assuming due execution by the parties other than the Loan Parties party thereto), a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents as amended or supplemented hereby, except (i) those that have otherwise been obtained or made on or prior to the Incremental Facility Closing Date and which remain in full force and effect on the Incremental Facility Closing Date, (ii) any filings required under the Exchange Act in respect of the transactions contemplated hereby, and (iii) consents, authorizations, filings and notices required under the laws of the jurisdiction of organization of any Foreign Subsidiary in respect of the grant of a security interest in respect of its Capital Stock pursuant to the Guarantee and Collateral Agreement or any other Security Document;

(e) the execution, delivery and performance of this Agreement and the other Loan Documents as amended or supplemented hereby, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents);

(f) [Intentionally Omitted];

(g) immediately after giving effect to the borrowing of the Tranche B Incremental Term Loans and any other extensions of credit made on the Incremental Facility Closing Date, the Consolidated Leverage Ratio will not exceed 4.25:1.00, determined on a pro forma basis as of the last day of the most recent fiscal quarter for which financial statements are required to have been delivered under the Credit Agreement, as if such Tranche B Incremental Term Loans and other extensions of credit had been outstanding on the last day of such fiscal quarter for testing compliance therewith; and

(h) immediately after giving effect to the borrowing of the Tranche B Incremental Term Loans hereunder, the aggregate amount of Incremental Term Loans (as defined in the Credit Agreement) and Revolving Credit Commitment Increases will not exceed $300,000,000.

SECTION 9. Conditions to the Incremental Facility Closing Date. This Agreement shall become effective as of the first date (the “Incremental Facility Closing Date”) when each of the following conditions shall have been satisfied:

(a) Representations and Warranties. The representations and warranties set forth in Section 8 above shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Incremental Facility Closing Date after giving effect hereto and to any extension of credit requested to be made on the Incremental Facility Closing Date.

(b) This Agreement. The Administrative Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Loan Parties, the Administrative Agent and each Incremental Term Loan Lender.

(c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or shall result from the borrowing of the Tranche B Incremental Term Loans or the consummation of the Acquisition.

(d) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Incremental Facility Closing Date and signed by a Responsible Officer of the Company, confirming the accuracy of the representations and warranties set forth in Section 8 above (including, in the case of Section 8(g), reasonably detailed calculations confirming compliance therewith) and confirming the satisfaction of the conditions in clause (c) above and clauses (f), (k), (l), (o) and (u) below (which for the purposes of such certification with respect of the condition precedent in clause (k) below, may be qualified “to the knowledge” of such Responsible Officer).

(e) Solvency Certificate. The Joint Lead Arrangers shall have received a certificate from the chief financial officer of the Company in form substantially consistent with the solvency certificate delivered under the Credit Agreement on the Amendment Effective Date certifying that the Company and its Subsidiaries, on a consolidated basis immediately after giving effect to the borrowing of the Tranche B Incremental Term Loans and any other extensions of credit made on the Incremental Facility Closing Date and the transactions contemplated hereby, are Solvent.

(f) Acquisition. The Acquisition shall be consummated substantially simultaneously with the borrowing of the Tranche B Incremental Term Loans in accordance with applicable law and the acquisition agreement dated as of January 6, 2014 relating to the Acquisition (including, but not limited to, all schedules, annexes, exhibits and other attachments thereto) (collectively, the “Acquisition Agreement”) (without any amendment, modification or waiver thereof, or any consent thereunder, which is materially adverse to the Company, the Lenders or the Joint Lead Arrangers without the prior written consent of the Joint Lead Arrangers).

(g) Fees and Expenses. The Lenders and the Commitment Parties (as defined in the Commitment Letter) shall have received all fees required to be paid, and all expenses for which reasonably detailed invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Commitment Parties) at least one Business Day prior to the Incremental Facility Closing Date, which fees and expenses may be paid out of the proceeds of the Loans made on the Incremental Facility Closing Date or provision for the payment thereof reasonably satisfactory to the Administrative Agent shall have been made.

(h) Organizational Documents; Incumbency. The Administrative Agent shall have received such certificates, resolutions or other documents of the Loan Parties as the Administrative Agent may reasonably require in connection herewith, including all documents and certificates it may reasonably request relating to (i) the organization, existence and good standing of each Loan

Party, (ii) the corporate or other authority for and validity of this Agreement and (iii) the incumbency of the officers of each Loan Party executing this Agreement, and other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that documents substantially consistent with those delivered under the Credit Agreement on the Amendment Effective Date with appropriate modifications to reflect the consummation of the transactions contemplated hereby will be reasonably acceptable to the Administrative Agent).

(i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions: (i) the legal opinion of Jones Day, counsel to the Company and its Subsidiaries; (ii) the legal opinion of local counsel to the Company in Nevada; and (iii) the legal opinion of local counsel to the Company in The Cayman Islands. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Incremental Term Loan Lenders (it being agreed that legal opinions substantially consistent with those delivered under the Credit Agreement on the Amendment Effective Date with appropriate modifications to reflect the consummation of the transactions contemplated hereby will be reasonably acceptable to the Administrative Agent). The Company hereby requests such counsel to deliver such opinions.

(j) PATRIOT Act, etc. The Joint Lead Arrangers shall have received, at least three Business Days prior to the Incremental Facility Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and requested by the Administrative Agent in writing (including email) at least seven Business Days prior to the Incremental Facility Closing Date.

(k) Target Material Adverse Effect. Since September 30, 2013, there shall not have occurred a Material Adverse Effect. A “Material Adverse Effect” for purposes of this clause (k) means a change, effect, occurrence or event that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the business, assets, properties, liabilities, results of operations or financial condition of the Target and its Subsidiaries (taken as a whole), other than an effect (in whole or in part) resulting from an Excluded Matter. “Excluded Matter” for purposes of this clause (k) means any one or more of the following: (A) the effect of any change that generally affects the industry in which the Target and its Subsidiaries operate; (B) changes generally affecting the economy or the credit, debt, financial or capital markets; (C) the effect of any change arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of January 6, 2014; (D) the negotiation, execution, announcement or performance of the Acquisition Agreement or the consummation of the Transactions (as defined in the Acquisition Agreement), including, to the extent applicable, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees and revenue; (E) the effect of any changes in applicable Laws, GAAP or accounting rules, or the interpretation thereof, or (F) the failure of the Target or its Subsidiaries (in and of itself) to meet any financial plan or projection; provided, however, that the facts and circumstances underlying any such failure in clause (F) may (if not otherwise an Excluded Matter) be considered in determining whether a Material Adverse Effect has occurred, and provided further that any event or occurrence listed in clauses (A), (B), (C), and/or (E) that materially impacts the Target or its Subsidiaries (taken as a whole) in a manner disproportionate to the impact on other companies in the industry in which the Target and its Subsidiaries operate will not be excluded. All capitalized terms used but not defined in this clause (k) shall have the meanings assigned to such terms in the Acquisition Agreement as in effect on January 6, 2014.

(l) Existing Indebtedness. Immediately after giving effect to the transactions contemplated hereby, the Company and its Subsidiaries shall have outstanding no Indebtedness other than the Tranche B Incremental Term Loans and other Indebtedness permitted under the Credit Agreement.

(m) Target Financial Statements. The Joint Lead Arrangers shall have received KANA Software, Inc.’s U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows, including related footnotes, for the 2012 and 2011 fiscal years and each subsequent fiscal year ended at least 90 days before the Incremental Facility Closing Date and unaudited consolidated balance sheets and related statements of income and cash flows for each subsequent fiscal quarter (other than a fourth fiscal quarter of any fiscal year) ended at least 45 days before the Incremental Facility Closing Date.

(n) Pro Forma Financial Statements. The Joint Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Company as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to the Credit Agreement, prepared giving effect to the transactions contemplated hereby as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

(o) Liquidity. The Company shall have unrestricted cash on hand and/or has received, or substantially simultaneously with the borrowing of the Tranche B Incremental Term Loans shall receive, proceeds of Revolving Credit Loans under the Credit Agreement, in an aggregate amount, which, together with the proceeds of the Tranche B Incremental Term Loans, shall be sufficient to finance the Acquisition and to pay the transaction costs due on the Incremental Facility Closing Date.

(p) Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations will be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of any Loan Party, except for Liens permitted by Section 7.03 of the Credit Agreement or which are subject to payoff arrangements reasonably satisfactory to the Administrative Agent.

(q) Pledged Stock; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank reasonably satisfactory to the Collateral Agent) by the pledgor thereof, in each case, to the extent required to be delivered under the Guarantee and Collateral Agreement (or arrangements for the delivery of the foregoing to the Collateral Agent reasonably satisfactory to it shall have been made).

(r) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 7.03 of the Credit Agreement), shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation.

(s) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.02 of the Guarantee and Collateral Agreement.

(t) Notice of Borrowing. The Administrative Agent shall have received a Borrowing Notice with respect to the Tranche B Incremental Term Loans substantially in the form of Exhibit H to the Credit Agreement.

(u) Company Material Adverse Effect. There shall not have occurred, since January 31, 2013, any development or event that has had or could reasonably be expected to have a Material Adverse Effect (assuming for purposes of this clause that the Commitment Parties referred to in the Commitment Letter are “Lenders” for purposes thereof).

(v) Permitted Acquisition. Substantially concurrently with the making of the Tranche B Incremental Term Loans, the Acquisition shall have been consummated as a “Permitted Acquisition” pursuant to, and in accordance with the requirements of, the Credit Agreement.

Notwithstanding the foregoing, to the extent permitted under the Credit Agreement, if any security interest in any Collateral (other than to the extent that a lien on such Collateral may be perfected (x) by the filing of a financing statement under the Uniform Commercial Code, (y) by the delivery of stock certificates of the Target and its domestic subsidiaries which are required to be delivered under the Credit Agreement or (z) by the filing of a security agreement on the applicable form with the United States Patent and Trademark Office or the United States Copyright Office) is not perfected on the Incremental Facility Closing Date, then arrangements reasonably satisfactory to the Administrative Agent shall have been made to perfect such security interest within the applicable time period set forth in Section 6.08 of the Credit Agreement.

SECTION 10. Acknowledgment of Incremental Term Loan Lenders. Each Incremental Term Loan Lender expressly acknowledges that neither any of the Agents, nor any Joint Lead Arranger, nor any of their Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by any Agent or Joint Lead Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or any Joint Lead Arranger to any Incremental Term Loan Lender. Each Incremental Term Loan Lender represents to the Agents and the Joint Lead Arrangers that it has, independently and without reliance upon any Agent, Joint Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its Tranche B Incremental Term Loans hereunder and enter into this Agreement and become a Lender under the Credit Agreement. Each Incremental Term Loan Lender also represents that it will, independently and without reliance upon any Agent, Joint Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Incremental Term Loan Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Agreement, (b) agrees that it shall be bound by the terms of the Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Agents as the agents of such Incremental Term Loan Lender under the Credit Agreement and the other Loan Documents, and each Incremental Term Loan Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.

SECTION 11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12. Confirmation of Guarantees and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Tranche B Incremental Term Loans contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee and Collateral Agreement, Security Documents and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” or other similar term for purposes of the Credit Agreement, the Security Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Guarantee and Collateral Agreement, the other Security Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Incremental Term Loan Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 13. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 15. Miscellaneous. This Agreement shall constitute an Incremental Amendment and Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The Company shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. To the extent required by the Credit Agreement, each of the Company and the Administrative Agent hereby consent to each Incremental Term Loan Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Incremental Facility Closing Date. In addition, the Company hereby consents to the assignment in connection with the primary syndication and made within 60 days of the Incremental Facility Closing Date by any Incremental Term Loan Lender of all or a portion of its Tranche B Incremental Term Loans to any Joint Lead Arranger or any Affiliate thereof or to any other bank, financial institution or other investor identified by any Joint Lead Arranger to the Company on January 23, 2014.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VERINT SYSTEMS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Chief Financial Officer

VERINT VIDEO SOLUTIONS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VERINT AMERICAS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VERINT WITNESS SYSTEMS LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VICTORY ACQUISITION I LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

GLOBAL MANAGEMENT TECHNOLOGIES, LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

[Signature Page to Amendment No. 1, Incremental Amendment and Joinder Agreement]

VERINT SYSTEMS CAYMAN LIMITED

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

KAY TECHNOLOGY HOLDINGS, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

BROADBASE SOFTWARE, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

CIBOODLE INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

KANA SOFTWARE, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

LAGAN TECHNOLOGIES, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

OVERTONE, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

[Signature Page to Amendment No. 1, Incremental Amendment and Joinder Agreement]

SWORD SOFT INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VERINT ACQUISITION LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

[Signature Page to Amendment No. 1, Incremental Amendment and Joinder Agreement]

ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Judith E. Smith
Name: Judith E. Smith Title: Authorized Signatory

By:	/s/ Michael D’Onofrio
Name: Michael D’Onofrio Title: Authorized Signatory

[Signature Page to Amendment No. 1, Incremental Amendment and Joinder Agreement]

INCREMENTAL TERM LOAN LENDERS

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Incremental Term Loan Lender

By:	/s/ Judith E. Smith
Name: Judith E. Smith Title: Authorized Signatory

By:	/s/ Michael D’Onofrio
Name: Michael D’Onofrio Title: Authorized Signatory

[Signature Page to Amendment No. 1, Incremental Amendment and Joinder Agreement]

SCHEDULE 1

Name of Incremental Term Loan Lender	Tranche B Incremental Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$300,000,000
Total: $300,000,000